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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 3, 2001

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                               SMART & FINAL INC.

             (Exact name of Registrant as specified in its charter)

        Delaware                    001-10811                    95-4079584

(State of Incorporation)    (Commission File Number)          (I.R.S. Employer
                                                             Identification No.)

    600 The Citadel Drive, City of Commerce, California               90040

         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (323) 869-7500





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Item 5. Other Events.

Smart & Final Inc. ("Company") successfully completed its credit facility refinancing prior to the extended expiration date of the prior credit facilities. The Company's new Revolving Credit Facility is a three-year, variable rate, $175 million facility with BNP Paribas as administrative agent. The Company's new Lease Facility is a five-year, fixed rate, $87 million facility with Fleet Capital Corporation as administrative agent.

The Statements in this Form 8-K Current Report concerning management's expectations constitute "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, the Company notes that such forward looking statements are based upon internal estimates which are subject to change because they reflect preliminary information and management assumptions, and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward looking statements. This report includes "forward looking statements" including, without limitation, statements as to the Company's liquidity and availability of capital resources.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2001             SMART & FINAL INC.



                                   By:      Donald G. Alvarado
                                      -----------------------------------------
                                            Donald G. Alvarado
                                   Its:     Senior Vice President, Secretary and
                                            General Counsel